Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2005 and the period ended June 30, 2006 are based on the historical financial statements of StoneMor Partners L.P. (“StoneMor”) and Certain Wholly-Owned Subsidiaries of Service Corporation International (“SCI locations”) after giving effect to the purchase of SCI locations by StoneMor based on the assumptions and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the purchase method of accounting as if the transaction had been completed as of January 1, 2005 for purposes of the Unaudited Pro Forma Condensed Combined Statements of Operations and on June 30, 2006, for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical Consolidated Financial Statements and accompanying notes included in StoneMor’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the six months ended June 30, 2006. The Unaudited Pro Forma Condensed Combined Financial Statements are not intended to be indicative of the consolidated results of operations or the financial condition of StoneMor that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of future consolidated results or financial condition of StoneMor. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented in accordance with Article 11 of Regulation S-X.

Under the purchase method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their respective fair market values. The pro forma purchase price allocation has been derived from estimates of the fair market value of the tangible assets and liabilities of the SCI locations based upon management’s estimates using established valuation techniques. The total purchase price of the SCI locations has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based upon valuation procedures performed to date. This allocation is subject to change pending a final analysis of the total purchase price paid, including the direct costs of the acquisition and the estimated fair value of the assets acquired and liabilities assumed; however, the Company does not believe that the impact of these changes will be material.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any effect of operating efficiencies, cost savings, and other benefits anticipated by StoneMor’s management as a result of the acquisition. Additionally, certain integration costs may be recorded subsequent to the merger that under purchase accounting will not be treated as part of the SCI locations’ purchase price. These costs have not been reflected in these Unaudited Pro Forma Condensed Combined Statements of Operations because they are not expected to have a continuing impact on the combined results.

StoneMor Partners L.P.

Pro Forma Condensed Combined Balance Sheets

(in thousands, except share data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Pro Forma Adjustments	Note 2	Consolidated Pro Forma
	as of June 30, 2006	as of June 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,925	$7	$2,954	a	$9,886
Accounts receivable, net of allowance	29,991	1,647			31,638
Prepaid expenses	2,420	—			2,420
Other current assets	1,316	648	(2,445)	c	(481)

Total current assets	40,652	2,302	509		43,463
LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	33,672	3,198			36,870
CEMETERY PROPERTY	164,772	17,741	(3,414)	b	179,099
PROPERTY AND EQUIPMENT, net of accumulated depreciation	27,091	4,784			31,875
MERCHANDISE TRUSTS, restricted, at fair value	113,432	33,154			146,586
PERPETUAL CARE TRUSTS, restricted, at fair value	136,719	16,724			153,443
DEFERRED FINANCING COSTS - net of accumulated amortization	1,985	—			1,985
DEFERRED SELLING AND OBTAINING COSTS	30,554	5,504	(5,504)	g	30,554
DEFERRED INCOME TAXES	—	3,045	(3,045)		—
OTHER ASSETS	1,958	374	(374)	d	1,958

TOTAL ASSETS	$550,835	$86,826	$(11,828)		$625,833

LIABILITIES AND STOCKHOLDERS' / PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,461	$703	$(703)	e	$7,461
Accrued interest	260	—	—		260
Current portion, long-term debt	641	165	(165)	f	641

Total current liabilities	8,362	868	(868)		8,362
LONG-TERM DEBT	86,304	346	8,654	f	95,304
DEFERRED INCOME TAXES	—	—	8,973	h	8,973
DEFERRED PREARRANGED CONTRACT REVENUE	—	10,889			10,889
DEFERRED CEMETERY REVENUES	167,844	35,501	(23,293)	g	180,052
MERCHANDISE LIABILITY	42,621	11,267			53,888

Total liabilities	305,131	58,871	(6,534)		357,468

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	136,719	16,666			153,385
STOCKHOLDERS’ EQUITY
Current Period Earnings	—	(370)	370	i	—
Stockholders Deficit	—	11,659	(11,659)	i	—
PARTNERS’ EQUITY
General partner	1,537		120	a	1,657
Limited partners:
Common	72,750		5,875	j	78,625
Subordinated	34,698		—		34,698

Total common stockholders’ / partners’ equity	108,985	11,289	(5,294)		114,980

TOTAL LIABILITIES AND STOCKHOLDERS / PARTNERS’ EQUITY	$550,835	$86,826	$(11,828)		$625,833

See accompanying notes to unaudited pro forma condensed combined financial information

StoneMor Partners L.P.

Pro Forma Condensed Combined Statement of Operations

(in thousands, except unit data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Proforma Adjustments	Note 3	Consolidated Proforma
	Year Ended December 31, 2005	Year Ended December 31, 2005
Revenues:
Cemetery	$96,927	$10,655	$—		$107,582
Funeral home	2,798	6,110	—		8,908

Total revenues	99,725	16,765	—		116,490

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	5,860	195	(38)	a	6,017
Perpetual care	2,575	302	—		2,877
Merchandise	5,337	1,713	—		7,050
Cemetery expense	20,942	3,691	—		24,633
Selling expense	19,878	1,462	—		21,340
General and administrative expense	10,553	3,183	—		13,736
Corporate overhead	16,304	—	—		16,304
Impairment on long-lived assets	—	27,615	—		27,615
Depreciation and amortization	3,510	748	—		4,258
Funeral home expense	2,382	4,391	—		6,773

Total cost and expenses	87,341	43,300	(38)		130,603

OPERATING PROFIT	12,384	(26,535)	38		(14,113)
INTEREST EXPENSE	6,457	—	797	b	7,254
OTHER EXPENSE	—	3,715	—		3,715

INCOME / (LOSS) BEFORE INCOME TAXES	5,927	(30,250)	(759)		(25,082)
INCOME TAXES (BENEFIT):
State	587	—	—		587
Federal	1,250	(11,308)	11,308	c	1,250

Total income taxes (benefit)	1,837	(11,308)	11,308		1,837

NET INCOME (LOSS)	$4,090	$(18,942)	$(12,067)		$(26,919)

General partner’s interest in net income for the period	$82	$(379)	$(241)		$(538)
Limited partners’ interest in net income for the period
Common	$2,015	$(9,585)	$(6,106)		$(13,675)
Subordinated	$1,993	$(8,979)	$(5,720)		$(12,705)
Net income per limited partner unit (basic and diluted)
	$.47	$(2.24)	$(1.42)		$(3.19)
Weighted average number of limited partners’ units outstanding (basic and diluted)	8,526	8,526	8,526		8,526

See accompanying notes to unaudited pro forma condensed combined financial information

StoneMor Partners L.P.

Pro Forma Condensed Combined Statement of Operations

(in thousands, except unit data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Proforma Adjustments	Note 4	Consolidated Proforma
	Period Ended June 30, 2006	Period Ended June 30, 2006
Revenues:
Cemetery	$52,355	$5,400	$—		$57,755
Funeral home	2,589	3,198	—		5,787

Total revenues	54,944	8,598	—		63,542

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	2,863	82	(16)	a	2,929
Perpetual care	1,583	161	—		1,744
Merchandise	2,689	737	—		3,426
Cemetery expense	12,002	1,896	—		13,898
Selling expense	11,419	533	—		11,952
General and administrative expense	6,150	1,622	—		7,772
Corporate overhead	8,234	—	—		8,234
Depreciation and amortization	1,746	455	—		2,201
Funeral home expense	2,054	2,263	—		4,317

Total cost and expenses	48,740	7,749	(16)		56,473

OPERATING PROFIT	6,204	849	16		7,069
INTEREST EXPENSE	3,515	—	398	b	3,913
OTHER EXPENSE	—	1,450	—		1,450

INCOME / (LOSS) BEFORE INCOME TAXES	2,689	(601)	(382)		1,706
INCOME TAXES (BENEFIT):
State	255		—		255
Federal	413	(231)	231	c	413

Total income taxes (benefit)	668	(231)	231		668

NET INCOME (LOSS)	$2,021	$(370)	$(613)		$1,038

General partner s interest in net income for the period	$40	$(7)	$(12)		$21
Limited partners’ interest in net income for the period
Common	$1,023	$(187)	$(310)		$525
Subordinated	$958	$(175)	$(291)		$492
Net income per limited partner unit (basic and diluted)	$.23	$(.04)	$(.07)		$.12
Weighted average number of limited partners’ units outstanding (basic and diluted)	8,760	8,760	8,760		8,760

See accompanying notes to unaudited pro forma condensed combined financial information

STONEMOR PARTNERS L.P.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(UNAUDITED)

NOTE 1. DESCRIPTION OF TRANSACTION

On September 28, 2006, StoneMor Operating LLC, a Delaware limited liability company (the “Operating LLC”) and a wholly-owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Company”), joined by certain of its direct and indirect subsidiary entities (collectively, the “Buyer”), entered into the Asset Purchase and Sale Agreement (the “ SCI Purchase Agreement”), with SCI Funeral Services, Inc., an Iowa corporation (“SCI”), joined by certain of its direct and indirect subsidiary entities (collectively, the “SCI Group”).

On September 28, 2006, the Operating LLC, joined by StoneMor Michigan LLC, a Michigan limited liability company and a wholly-owned subsidiary of the Operating LLC, and StoneMor Michigan Subsidiary LLC, a Michigan limited liability company and a wholly-owned subsidiary of Cornerstone Family Services of West Virginia, Inc. (collectively, “StoneMor Michigan Buyer”), SCI, together with SCI Michigan Funeral Services, Inc., a Michigan corporation (collectively, “SCI Michigan”), and Hawes, Inc., a Michigan corporation (“Hawes”), entered into the Asset Purchase and Sale Agreement (the “Hawes Purchase Agreement”). On September 28, 2006, StoneMor Michigan Buyer and SCI Michigan also entered into the Asset Purchase and Sale Agreement (the “Hillcrest Purchase Agreement, and, together with the SCI Purchase Agreement and the Hawes Purchase Agreement, the “Purchase Agreements”), with Hillcrest Memorial Company, a Delaware corporation (“Hillcrest”).

Pursuant to the SCI Purchase Agreement, the Buyer acquired from the SCI Group 18 cemeteries, 14 funeral homes and 3 crematories (collectively, the “SCI Properties”), including certain related assets (together with the SCI Properties, the “SCI Acquired Assets”) and certain related liabilities (the “SCI Assumed Liabilities” and, together with the SCI Acquired Assets, the “SCI Business”). The SCI Properties that comprise the SCI Business are located in Alabama (5 cemeteries and 3 funeral homes), Colorado (2 cemeteries), Illinois (1 cemetery), Kansas (2 cemeteries, 1 funeral home and 1 crematory), Kentucky (1 cemetery), Missouri (1 cemetery), Oregon (5 cemeteries, 6 funeral homes and 2 crematories), Washington (1 cemetery and 2 funeral homes), and West Virginia (2 funeral homes). Pursuant to the Hawes Purchase Agreement, StoneMor Michigan Buyer acquired from Hawes a cemetery located in Michigan (the “Hawes Property”), including certain related assets (together with the Hawes Property, the “Hawes Acquired Assets”) and certain related liabilities (the “Hawes Assumed Liabilities” and, together with the Hawes Acquired Assets, the “Hawes Business”).

Pursuant to the Hillcrest Purchase Agreement, StoneMor Michigan Buyer acquired from Hillcrest two cemeteries located in Michigan (collectively, the “Hillcrest Properties”), including certain related assets (together with the Hillcrest Properties, the “Hillcrest Acquired

Assets”) and certain related liabilities (the “Hillcrest Assumed Liabilities” and, together with the Hillcrest Acquired Assets, the “Hillcrest Business”).

On September 28, 2006, the Buyer, in consideration for the transfer and delivery to it of the SCI Acquired Assets and in addition to the assumption of the SCI Assumed Liabilities, paid to the SCI Group the sum of $10,390,000 (the “SCI Closing Purchase Price”) as follows: (i) the sum of $4,515,000 in cash and (ii) 275,046 common units (the “Common Units”) representing limited partner interests in the Company equal in value to $5,875,000, in the aggregate. The Common Units were issued to SCI New Mexico. On September 28, 2006, StoneMor Michigan Buyer: (i) in consideration for the transfer and delivery to it of the Hawes Acquired Assets and in addition to the assumption of the Hawes Assumed Liabilities, paid to Hawes the sum of $446,000 in cash (the “Hawes Closing Purchase Price”); and (ii) in consideration for the transfer and delivery to it of the Hillcrest Acquired Assets and in addition to the assumption of the Hillcrest Assumed Liabilities, paid to Hillcrest the sum of $914,000 in cash (the “Hillcrest Closing Purchase Price”).

The SCI Closing Purchase Price, the Hawes Closing Purchase Price and the Hillcrest Closing Purchase Price can be increased or decreased post-closing for accounts receivable, merchandise trust amounts and endowment care trust amounts above or below agreed levels, as provided in the SCI Purchase Agreement, the Hawes Purchase Agreement and the Hillcrest Purchase Agreement, respectively.

The SCI Closing Purchase Price can be also increased by certain amounts which may become payable pursuant to the Registration Rights Agreement as defined and described below.

The Purchase Agreements also include various representations, warranties and covenants which are customary for transactions of this nature.

NOTE 2. UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2006 gives effect to the acquisition as if it had occurred on June 30, 2006. Under purchase accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values.

The following information on the components and allocation of the purchase price is based on StoneMor Partners’ preliminary evaluation and review of the assets acquired and liabilities assumed and may change as those evaluations and reviews are completed. Among other things, the consideration paid by StoneMor may be different than the estimated purchase price below as a result of the result of certain adjustments in the Purchase Agreement and the Registration Rights Agreement. These elements include, but are not limited to, adjustments for accounts receivable amounts, merchandise trust amounts and perpetual care trust amounts above or below an agreed upon level, as provided in the Purchase Agreement and increased by any amounts which may become payable pursuant to the Registration Rights Agreement.

The components of the purchase price were as follows (in thousands):

Paid to Seller	$6,159
Value of Common Units paid to seller	5,875
Acquisition Costs	2,445

Total Consideration	$14,479

The allocation of the purchase price is as follows:

Total Consideration	$14,479

Allocated to:
Accounts Receivable, net	$1,647
Inventories	648
Long-term Accounts Receivable, net	3,198
Investment in Trust - Funeral	6,973
Investment in Trust - Cemetery	26,181
Cemetery Property	14,327
Property, Plant and Equipment	4,784
Cemetery Perpetual Care Trusts	16,723
Deferred Income Taxes	(8,973)
Deferred Prearranged Contract Revenue	(10,889)
Deferred Margin	(12,206)
Merchandise Liability	(11,268)
Non-Controlling Interest in Perpetual Care Trusts	(16,666)

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.	To adjust cash and cash equivalents and long-term debt for the cash portion of the purchase price and certain closing costs, to record cash provided by our general partner to maintain its 2% equity interest in StoneMor, and sellers cash not purchased. (in thousands)

Cash From StoneMor	$(6,159)
Borrowings under acquisition line of credit to finance transaction	9,000
General Partner contribution	120
Sellers cash	(7)

Total	2,954

b.	To adjust cemetery property to represent approximated fair value and allocate pre-acquisition costs to the total purchase consideration.

(in thousands)	Approximated Fair Value	Net Book Value	Adjustment
Cemetery Property	$14,327	$17,741	$(3,414)

c.	To allocate StoneMor’s acquisition costs carried in cemetery property.

d.	To eliminate other assets not included in the transaction.

e.	To eliminate liabilities not included in the transaction.

f.	To record long-term debt used to purchase the acquisition and eliminate seller’s debt not acquired:

Long-term Debt	$9,000
SCI Current and Long-term Debt	(511)

Total	$8,489

g.	To reflect a reasonable profit margin to account for the future costs of delivering products and providing services on pre-need contracts due to this acquisition.

h.	To reflect the effect on income taxes provision (benefit) resulting from the change to our structure of a limited partnership.

i.	To eliminate stockholders deficit and current period earnings.

j.	To record issuance of additional common units given to seller as a portion of the purchase price.

NOTE 3. UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2005:

a.	To revise cost of goods sold land and crypts based on the approximated fair market value of the cemetery property acquired.

b.	To increase due to borrowing of $9.0 million in acquisition principal.

c.	To eliminate the benefit from taxes due to the impairment charge recorded on the SCI’s financial statements. StoneMor would not have received similar benefit had it written down the value of the assets due to its structure as a master limited partnership.

NOTE 4. UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2006:

a.	To revise cost of goods sold land and crypts based on the approximated fair market value of the cemetery property acquired.

b.	To increase due to borrowing of $9.0 million in acquisition principal and eliminate sellers interest expense.

c.	To eliminate the benefit from taxes due to the Net Losses Before Income Taxes recorded on the SCI’s financial statements. StoneMor would not have received similar benefit had it incurred such a loss due to its structure as a master limited partnership.